                                  NEWS RELEASE
                                  ------------

CONTACTS:     Joseph A. Santangelo - Chief Financial Officer
              Orleans Homebuilders, Inc. (215) 245-7500
              (www.orleanshomes.com)
              ----------------------

FOR IMMEDIATE RELEASE:
                              ORLEANS HOMEBUILDERS
                 ANNOUNCES UPDATED GUIDANCE FOR FISCAL YEAR 2005
                     ANNOUNCES GUIDANCE FOR FISCAL YEAR 2006
                     REPORTS RESULTS FOR THIRD QUARTER 2005


BENSALEM, PENNSYLVANIA, MAY 11, 2005:
-------------------------------------

         Orleans Homebuilders, Inc. (ASE:OHB) is a residential homebuilder with operations in Southeastern Pennsylvania; Central and Southern New Jersey; Charlotte, Greensboro and Raleigh, North Carolina; Richmond and Tidewater Virginia; Orlando and Palm Coast, Florida; and Chicago, Illinois.

         Fiscal Year 2005 Guidance:
               o The Company reaffirms its fiscal year ending June 30, 2005 guidance of $2.90 to $2.94 for Diluted earnings per share.
               o The Company anticipates its fiscal year ending June 30, 2005 revenue will be in the range of $885 million to $910 million.

         Fiscal Year 2006 Guidance:
               o The Company announces its fiscal year ending June 30, 2006 guidance for Diluted earnings per share of $3.33 to $3.38 per diluted share.
               o The Company announces its fiscal year ending June 30, 2006 guidance for Revenue to be in the range of $970 million to $1.0 billion.

         Financial Highlights for the Third Quarter Ended March 31, 2005:
               o Fiscal year 2005 third quarter residential property revenue increased 73% to $198,120,000 (549 homes) compared with $114,563,000 (371 homes) for the prior year period.
               o Fiscal year 2005 third quarter new orders increased 44% to $262,546,000 (682 homes) compared with $182,949,000 (542 homes) for the prior year period.
               o The backlog at March 31, 2005 increased 52% to $665,441,000 (1,713 homes) compared with $436,710,000 (1,250 homes) at
                    March 31, 2004.
               o Fiscal year 2005 third quarter net income increased 35% to $10,573,000 ($.56 per diluted share) compared to $7,819,000
                    ($.45 per diluted share) for the prior year period.
               o Fiscal year 2005 third quarter EBITDA (1) increased 29% to $19,324,000 compared with $15,022,000 for the prior year period.
               o The Company currently controls approximately 16,100 building lots, a 31% increase compared to the 12,300 lots controlled at June 30, 2004 and a 32% increase compared to the approximately 12,200 building lots controlled at March 31, 2004.

         Financial Highlights for the Nine Months Ended March 31, 2005:
               o Fiscal year 2005 year-to-date residential property revenue increased 54% to $514,710,000 (1,476 homes) compared with $334,427,000 (1,132 homes) for the prior year period.
               o Fiscal year 2005 year-to-date new orders increased 33% to $590,663,000 (1,532 homes) compared with $443,708,000 (1,332 homes) for the prior year period.
               o Fiscal year 2005 year-to-date net income increased 19% to $27,005,000 ($1.44 per diluted share) compared to $22,698,000 ($1.36 per diluted share) for the prior year period.
               o Fiscal year 2005 year-to-date EBITDA(1) increased 19% to $51,778,000 compared with $43,548,000 for the prior year period.

The assets of Realen Homes were acquired on July 28, 2004. The company's results include the impact of the acquisition of Realen Homes for the quarter ending March 31, 2005. On December 23, 2004, the Company acquired the Charlotte, North Carolina assets of Peachtree Residential Properties. The company's results include the impact of the acquisition of assets acquired from Peachtree for the quarter ending March 31, 2005.

The third quarter 2005 net income was reduced by approximately $810,000, on an after-tax basis due to the additional costs recognized in connection with the third quarter deliveries of the acquired Realen Homes and Peachtree Residential Properties inventory, as a result of the fair market value write-up of the acquired inventory and acquired backlog. Despite the impact of the acquisition accounting, the third quarter fiscal year 2005 net income increased 35% compared to the prior year period. The Company grew residential property revenue and new orders for the third quarter ended March 31, 2005 by approximately 73% and 44%, respectively, when compared to the prior year quarter.

It should be noted when comparing diluted earnings per share between the current and the prior reporting periods, that the company completed an offering of 2,000,000 newly issued shares of common stock in the third quarter of fiscal year 2004, which resulted in approximately a 12% increase in share count.

          "We are extremely pleased with our record backlog of $665 million and our 44% increase in third quarter new orders, which we believe will enable us to achieve our revenue and earnings guidance for both fiscal 2005 and 2006. We believe that we are well positioned for continued new order, revenue and earnings growth," commented Jeffery Orleans, Chairman and CEO.


Orleans Homebuilders will hold its quarterly conference call to discuss third quarter results on Thursday, May 12, 2005, at 10:00 a.m. Eastern Time. This call is being web cast by CCBN and can be accessed at Orleans Homebuilders' web site at www.orleanshomes.com by clicking on the heading "Investor Relations". The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.earnings.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

A replay of the conference call will be available later that day on the Company's website at www.orleanshomes.com. A copy of this press release, including the Company's results of operations for the three months ended March 31, 2005 to be discussed during the conference call, is available at the Company's website, www.orleanshomes.com, under the heading "Investor Relations".

         About Orleans Homebuilders, Inc.
         Orleans Homebuilders, Inc. develops, builds and markets high-quality single-family homes, townhouses and condominiums. The Company serves a broad customer base including luxury, move-up, empty nester and active adult and first-time homebuyers. The Company currently operates in the following eleven distinct markets: Southeastern Pennsylvania; Central and Southern New Jersey; Charlotte, Raleigh and Greensboro, North Carolina; Richmond and Tidewater, Virginia; Orlando and Palm Coast, Florida; and Chicago, Illinois. The Company's Charlotte, North Carolina operations also include adjacent counties in South Carolina. The Company plans to enter its twelfth and thirteenth markets in Southeastern New York State and in Palm Bay, Florida, early in fiscal 2006. To learn more about Orleans Homebuilders, please visit www.orleanshomes.com.

(1)Reconciliation of EBITDA to net income

-------------------------- ------------------- ----------------- ------------------ ------------------
                              THREE MONTHS       THREE MONTHS       NINE MONTHS        NINE MONTHS
                             ENDED 3/31/05      ENDED 3/31/04      ENDED 3/31/05      ENDED 3/31/04
-------------------------- ------------------- ----------------- ------------------ ------------------
EBITDA                            $19,324,000       $15,022,000        $51,778,000        $43,548,000
-------------------------- ------------------- ----------------- ------------------ ------------------
Income tax expense                  6,735,000         5,072,000         17,235,000         14,778,000
-------------------------- ------------------- ----------------- ------------------ ------------------
Interest                            1,731,000         1,939,000          6,487,000          5,484,000
-------------------------- ------------------- ----------------- ------------------ ------------------
Depreciation                          285,000           192,000          1,051,000            484,000
-------------------------- ------------------- ----------------- ------------------ ------------------
Net income                        $10,573,000        $7,819,000        $27,005,000        $22,802,000
-------------------------- ------------------- ----------------- ------------------ ------------------

(1) Pursuant to the requirements of Regulation G, we have provided a reconciliation of EBITDA, a non-GAAP financial measure, to the most directly comparable GAAP financial measure. EBITDA represents net earnings before interest expense, previously capitalized interest amortized to residential properties cost of sales, income taxes, depreciation, amortization, and extraordinary items. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excluded amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet, or statement of cash flows of the issuer; or includes amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States of America. The Company believes EBITDA provides a meaningful measure of operating performance.

Certain information included herein and in other Company statements, reports and SEC filings is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated earnings per share, operating results, financial resources, pace of sales, growth and expansion. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings. For example, there can be no assurance that the current sales pace can continue in the absence of an improvement in the current general economic environment. These risks and uncertainties include local, regional and national economic conditions, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, the availability and cost of labor and materials, our dependence on certain key employees and weather conditions. Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 7 of the Company's Annual Report of Form 10-K for the fiscal year ended June 30, 2004 filed with the SEC.

                   ORLEANS HOMEBUILDERS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                          THREE MONTHS ENDED        NINE MONTHS ENDED
                                                               MARCH 31,                MARCH 31,
                                                           2005       2004          2005         2004
                                                        ----------  ----------   ----------   ----------
Earned revenues
   Residential properties                               $ 198,120   $ 114,563    $ 514,710    $ 334,427
   Land sales and other income                              1,862       1,383        5,442        4,669
                                                        ----------  ----------   ----------   ----------
                                                          199,982     115,946      520,152      339,096
                                                        ----------  ----------   ----------   ----------
Costs and expenses
   Residential properties                                 160,523      86,940      412,068      256,919
   Land sales and other expense                             1,222         755        3,631        3,469
   Selling, general and administrative                     20,894      15,085       60,149       40,643
   Interest, net                                               35         275           64          485
                                                        ----------  ----------   ----------   ----------
                                                          182,674     103,055      475,912      301,516
                                                        ----------  ----------   ----------   ----------

Income from operations before income taxes                 17,308      12,891       44,240       37,580
Income tax expense                                          6,735       5,072       17,235       14,778
                                                        ----------  ----------   ----------   ----------
Net income                                              $  10,573   $   7,819    $  27,005    $  22,802
                                                        ==========  ==========   ==========   ==========

Net income                                                 10,573       7,819       27,005       22,802
Preferred dividends                                             -           -            -          104
                                                        ----------  ----------   ----------   ----------
Net income available for common shareholders            $  10,573   $   7,819    $  27,005    $  22,698
                                                        ==========  ==========   ==========   ==========
Earnings per share:
          Basic                                         $    0.58   $    0.49    $    1.52    $    1.64
                                                        ==========  ==========   ==========   ==========
          Diluted                                       $    0.56   $    0.45    $    1.44    $    1.36
                                                        ==========  ==========   ==========   ==========

Weighted average number of shares:
          Basic                                            18,339      15,964       17,798       13,878
                                                        ==========  ==========   ==========   ==========
          Diluted                                          18,893      17,209       18,812       16,867
                                                        ==========  ==========   ==========   ==========

                            ORLEANS HOMEBUILDERS, INC
             SUMMARY OF DELIVERIES, NEW ORDERS AND BACKLOG BY REGION
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                             THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                  MARCH 31,                         MARCH 31,
                                                             2005           2004               2005           2004
                                                           ---------      ---------          ---------      ---------
DELIVERIES
 Northern Region (NJ, PA) (1)
  Homes                                                          172            133                481            450
  Dollars                                                  $  78,501      $  57,798          $ 214,202      $ 175,335
  Average Sales Price                                      $     456      $     435          $     445      $     390

 Southern region (NC, SC, VA) (2)
  Homes                                                          173            131                452            376
  Dollars                                                  $  62,995      $  41,071          $ 161,708      $ 116,827
  Average Sales Price                                      $     364      $     314          $     358      $     311

 Florida region (FL)
  Homes                                                          104            107                310            306
  Dollars                                                  $  19,221      $  15,694          $  53,052      $  42,265
  Average Sales Price                                      $     185      $     147          $     171      $     138

 Midwestern region (IL) (3)
  Homes                                                          100              -                233              -
  Dollars                                                  $  37,403      $       -          $  85,748      $       -
  Average Sales Price                                      $     374      $       -          $     368      $       -

 Total
  Homes                                                          549            371              1,476          1,132
  Dollars                                                  $ 198,120      $ 114,563          $ 514,710      $ 334,427
  Average Sales Price                                      $     361      $     309          $     349      $     295


NEW ORDERS
 Northern Region (NJ, PA) (1)
  Homes                                                          252            218                526            488
  Dollars                                                  $ 116,431      $  95,340          $ 256,977      $ 218,096
  Average Sales Price                                      $     462      $     437          $     489      $     447

 Southern region (NC, SC, VA) (2)
  Homes                                                          240            200                517            517
  Dollars                                                  $  94,880      $  67,034          $ 198,484      $ 175,519
  Average Sales Price                                      $     395      $     335          $     384      $     339

 Florida region (FL)
  Homes                                                          141            124                320            327
  Dollars                                                  $  33,072      $  20,575          $  70,799      $  50,093
  Average Sales Price                                      $     235      $     166          $     221      $     153

 Midwestern region (IL) (3)
  Homes                                                           49              -                169              -
  Dollars                                                  $  18,163      $       -          $  64,403      $       -
  Average Sales Price                                      $     371      $       -          $     381      $       -

 Total
  Homes                                                          682            542              1,532          1,332
  Dollars                                                  $ 262,546      $ 182,949          $ 590,663      $ 443,708
  Average Sales Price                                      $     385      $     338          $     386      $     333

(1) Information on residential revenue earned and new orders includes the acquired operations of Realen Homes' Southeastern Pennsylvania region from July 28, 2004, the acquisition date, through March 31, 2005.

(2) Information on residential revenue earned and new orders includes the acquired activity from Peachtree Residential Properties for the period beginning December 23, 2004, the date the company acquired the assets, through March 31, 2005.

(3) Information on residential revenue earned and new orders includes the acquired operations of Realen Homes' Midwestern region from July 28, 2004, the acquisition date, through March 31, 2005.

                                         AT MARCH 31,      AT MARCH 31,
BACKLOG                                     2005              2004
                                         ------------      ------------
   Northern Region (NJ, PA) (1)
     Homes                                      705                500
     Dollars                              $ 325,594          $ 232,695
     Average Sales Price                  $     462          $     465

   Southern region (NC, SC, VA) (2)
     Homes                                      477                431
     Dollars                              $ 192,919          $ 154,525
     Average Sales Price                  $     404          $     359

   Florida region (FL)
     Homes                                      329                319
     Dollars                              $  70,595          $  49,490
     Average Sales Price                  $     215          $     155

   Midwestern region (IL) (3)
     Homes                                      202                  -
     Dollars                              $  76,333          $       -
     Average Sales Price                  $     378          $       -

   Total
     Homes                                    1,713              1,250
     Dollars                              $ 665,441          $ 436,710
     Average Sales Price                  $     388          $     349

(1) The backlog at March 31, 2005, includes the acquired backlog of Realen Homes' Southeastern Pennsylvania region not delivered as of March 31, 2005.

(2) The backlog at March 31, 2005, includes the backlog acquired in the Peachtree Residential Properties acquisition not delivered as of March 31, 2005.

(3) The backlog at March 31, 2005 includes the acquired backlog of Realen Homes' Midwestern region not delivered as of March 31, 2005.


                            ORLEANS HOMEBUILDERS, INC
                           SELECTED BALANCE SHEET DATA
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                     AT MARCH 31,     JUNE 30,
                                                        2005            2004
                                                     ------------    ---------

Residential properties                                  $ 285,417    $ 140,401

Land and improvements                                     348,134      161,265

Inventory not owned                                        87,460       88,995

Land deposits and costs of future developments             34,870       23,356

Total assets                                              851,874      486,602

Obligations related to inventory not owned                 79,418       81,992

Mortgage obligations secured by real estate               443,295      128,773

Notes payable and amounts due to related parties                -        2,879

Other notes payable                                         9,421        1,139

Shareholders' equity                                      203,171      174,905


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